Exhibit 99.1

Ominto, Inc. Announces Appointment of Friedman LLP as New Audit Firm

BOCA RATON, FL, October 3, 2017 -- Ominto, Inc. (Nasdaq: OMNT), a global leader in the Cash Back e-commerce, marketing and entertainment industries, today announced it has appointed Friedman LLP as its new audit firm, effectively immediately.

Friedman LLP, headquartered in New York with locations throughout New York, New Jersey, Philadelphia and Beijing has been servicing the accounting, tax and business consulting needs of public and private companies since 1924. Friedman currently performs audit services to over 70 public companies in a variety of industry segments. Friedman’s clients benefit from hands-on contact with the firm’s partners and their cutting-edge technical expertise. Ominto will benefit from working with a mid-size accounting firm that combines the staff and resources of a larger firm with a philosophy of personal responsibility. Friedman LLP is an independent member of DFK International, an association providing global resources.

Commenting on today’s announcement, Raoul Quijada, Chief Financial Officer of Ominto, Inc. stated, “Friedman is a firm of the highest quality and ethical standards and we believe their comprehensive approach will meet all current and future requirements of our stakeholders. Friedman has a significant SEC practice served by diverse and experienced professionals who understand demands placed on public companies. With their extensive experience with a wide range of accelerated and non-accelerated filers, including both established and newer reporting public companies, Friedman will bring great value to us in identifying, analyzing and communicating accounting, reporting and other regulatory requirements that will have a direct benefit on our financial operations.”

About Ominto, Inc.

Ominto is a growing, company with global operations in the e-commerce, marketing, and entertainment industries. The company owns or invests in strategic entities that provides value to its global customer base.

Ominto is a pioneer in global Cash Back and first to market in many regions of the world. At the core of Ominto’s business is DubLi.com, a global consumer Cash Back e-commerce digital marketplace. At DubLi.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com platform features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto’s Partner Programs offer a white label version of the Ominto.com shopping and travel platform to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commissions for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://inc.ominto.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These include statements about Ominto’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” “projects,” “could,” “would,” and similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements reflect Ominto’s current view about future events and are subject to risks, uncertainties and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: risks related to our ability to continue as a going concern being in doubt; Ominto’s inability to generate enough customers or enough purchasing activity for our shopping websites; Ominto’s inability to establish and maintain a large growing base of Business Associates; Ominto’s failure to adapt to technological change; increased competition; increased operating costs; changes in legislation applicable to Ominto’s business; Ominto’s failure to improve our internal controls; and Ominto’s inability to generate sufficient cash flows from operations or to secure capital to enable us to maintain our current operations or support our intended growth; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Contact:

Josh Hochberg

jhochberg@sloanepr.com